POWER OF ATTORNEY  EXHIBIT 24

I, John R. Rooney, hereby appoint Michael A. Gerlich or J. Russell Porter attorneys-in-fact to:

1. Execute on my behalf and in my capacity as a director of Gastar Exploration Ltd. (the
"Company"), the Form ID application and Forms 3, 4, and 5 (the "Form" or "Forms") in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules there under, which execution may include the insertion of my typed name on the signature line of any Form;
2. Perform any and all acts on my behalf which may be necessary or desirable to complete and execute any Form and timely file such Form with the United States Securities and
Exchange Commission and any stock exchange or similar authority; and
3. Take any other action in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by me, it being understood that the documents executed by such attorneys-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in their discretion.

I grant to the attorneys-in-fact full power and authority to do and perform any act necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present.  I ratify and confirm all that such attorneys-in-fact shall lawfully do by the rights and powers granted by this Power of
Attorney.  The attorneys-in-fact shall have full power of substitution or revocation.

I acknowledge that the attorneys-in-fact, in serving in such capacity at my request, is not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until I am no longer required to file the Forms with respect to my holding of and transactions in securities issued by the Company, unless I earlier revoke it in writing delivered to the Office of the Corporate Secretary of the
Company.

/s/ John R. Rooney     John R. Rooney
Signature      Print Name

July 8, 2009
Date